American High-Income Trust

March 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$421,544
Class B	$2,151
Class C	$31,306
Class F1	$26,460
Class F2	$43,375
Total	$524,836
Class 529-A	$10,794
Class 529-B	$144
Class 529-C	$3,362
Class 529-E	$575
Class 529-F1	$743
Class R-1	$605
Class R-2	$5,764
Class R-2E*	-
Class R-3	$7,385
Class R-4	$6,665
Class R-5	$3,369
Class R-6	$29,284
Total	$68,690

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.3300
Class B	$0.2900
Class C	$0.2900
Class F1	$0.3300
Class F2	$0.3500
Class 529-A	$0.3300
Class 529-B	$0.2900
Class 529-C	$0.2900
Class 529-E	$0.3200
Class 529-F1	$0.3400
Class R-1	$0.2900
Class R-2	$0.2900
Class R-2E	$0.3400
Class R-3	$0.3200
Class R-4	$0.3300
Class R-5	$0.3500
Class R-6	$0.3500

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,247,074
Class B	6,109
Class C	104,730
Class F1	78,542
Class F2	131,489
Total	1,567,944
Class 529-A	32,628
Class 529-B	429
Class 529-C	11,542
Class 529-E	1,802
Class 529-F1	2,161
Class R-1	2,037
Class R-2	19,650
Class R-2E	1
Class R-3	22,128
Class R-4	18,663
Class R-5	9,493
Class R-6	92,833
Total	213,367

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$10.86
Class B	$10.86
Class C	$10.86
Class F1	$10.86
Class F2	$10.86
Class 529-A	$10.86
Class 529-B	$10.86
Class 529-C	$10.86
Class 529-E	$10.86
Class 529-F1	$10.86
Class R-1	$10.86
Class R-2	$10.86
Class R-2E	$10.86
Class R-3	$10.86
Class R-4	$10.86
Class R-5	$10.86
Class R-6	$10.86

*Amount less than one thousand